As filed with the Securities and Exchange Commission on Sept. 20, 2022

Registration Statement No. 333-265678

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRE-EFFECTIVE AMENDMENT No. 2

RIVERSOURCE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in charter)

Minnesota	41-0823832
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70100 Ameriprise Financial Center

Minneapolis, MN 55474

(800) 862-7919

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole D. Wood

RiverSource Life Insurance Company

50605 Ameriprise Financial Center

Minneapolis, Minnesota 55474

(612) 678-5337

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-265678) under the Securities Act of 1933, as amended, is to update the Exhibit 23. Consent of Independent Registered Public Accounting Firm in Part II of the registration statement filed with Pre-Effective Amendment No. 1 on August 19, 2022. Accordingly, this Pre-Effective Amendment No. 2 consists only of the facing page, this explanatory note and Part II of the registration statement. The prospectus and financial statements are unchanged, have been omitted, and are incorporated herein by reference.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being offered:

Registration Fee:	$463,500
Printing and Filing Expenses:	$3,000	*
Legal Fees and Expenses:	N/A
Audit Fees:	$7,500	*
Accounting Fees and Expenses:	N/A

*	Estimated expense.

Item 15. Indemnification of Directors and Officers

The amended and restated By-Laws of the depositor provide that the depositor will indemnify, to the fullest extent now or hereafter provided for or permitted by law, each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative, or other proceeding, and including any action by or in the right of the depositor or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise (any such entity, other than the depositor, being hereinafter referred to as an “Enterprise”), and including appeals therein (any such action or process being hereinafter referred to as a “Proceeding”), by reason of the fact that such person, such person’s testator or intestate (i) is or was a director or officer of the depositor, or (ii) is or was serving, at the request of the depositor, as a director, officer, or in any other capacity, or any other Enterprise, against any and all judgments, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred as a result of or in connection with any Proceeding, except as provided below.

No indemnification will be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification will be made with respect to any Proceeding initiated by any such person against the depositor, or a director or officer of the depositor, other than to enforce the terms of this indemnification provision, unless such Proceeding was authorized by the Board of Directors of the depositor. Further, no indemnification will be made with respect to any settlement or compromise of any Proceeding unless and until the depositor has consented to such settlement or compromise.

The depositor may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the depositor or to any person serving at the request of the depositor as a director or officer, or in any other capacity, of any other Enterprise, to the fullest extent of the provisions with respect to the indemnification and advancement of expenses of directors and officers of the depositor.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the depositor or the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

See the Exhibit Index immediately preceding the signature page to this registration statement for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration

Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement;

(2)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use. registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.	Principal Underwriter Agreement for RiverSource Life Insurance Company Variable Annuities and Variable Life Insurance Between RiverSource Distributors, Inc. and RiverSource Life Insurance Company, filed as Exhibit 3.1 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760 on January 3, 2007, is incorporated by reference.

2.1	Articles of Merger of IDS Life Insurance Company and American Enterprise Life Insurance Company dated March 16, 2006, filed as Exhibit 2.1 to Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 for RiverSource Life Insurance Company, File No. 333-114888, on April 27, 2007, is incorporated by reference.

2.2	Articles of Merger of IDS Life Insurance Company and American Partners Life Insurance Company dated March 17, 2006, filed as Exhibit 2.2 to Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 for RiverSource Life Insurance Company, File No. 333-114888, on April 27, 2007, is incorporated by reference.

3.1	Copy of Certificate of Incorporation of IDS Life Insurance Company filed as Exhibit 3.1 to Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 6, 1994, is incorporated herein by reference. (See Exhibit 3.1 to Form S-1 Registration Statement filed with the SEC on 4/31/1994.)

3.2	Copy of Certificate of Amendment of Certificate of Incorporation of IDS Life Insurance Company dated June 22, 2006, filed as Exhibit 27(f)(1) to Post-Effective Amendment No. 28 to the Registration Statement on Form N-6 for RiverSource Variable Life Separate Account, File No. 333-69777, on January 3, 2007, is incorporated by reference.

3.3	Copy of Amended and Restated By-Laws of RiverSource Life Insurance Company filed as Exhibit 27(f)(2) to Post-Effective Amendment No. 28 to the Registration Statement on Form N-6 for RiverSource Variable Life Separate Account, File No. 333-69777, on January 3, 2007, is incorporated by reference.

3.4	Copy of Resolution of the Board of Directors of IDS Life Insurance Company, dated May 5, 1989, establishing IDS Life Account MGA filed as Exhibit 3.3 to Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 6, 1994, is incorporated herein by reference. (See Exhibit 3.3 to Form S-1 Registration Statement filed with the SEC on 4/6/1994.)

3.5	Unanimous Written Consent of the Board of Directors In Lieu of a Meeting for IDS Life Insurance Company, adopted Dec. 8, 2006 for the Re-designation of the Separate Accounts to Reflect Entity Consolidation and Rebranding filed as Exhibit 27(a)(6) to the Registration Statement on Form N-6 for RiverSource Variable Life Separate Account, File No. 333-69777, on January 3, 2007, is incorporated by reference.

4.1	Copy of Limited Flexible Purchase Payments Deferred Annuity Contract and Data Pages, filed electronically as Exhibit 4.1 to Initial Registration Statement No. 333-232973.

4.2	Copy of Endorsement No. 30379 to the Individual Annuity Contract, filed as Exhibit 4.10 to Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 15, 1998, is incorporated herein by reference. (See Exhibit 4.10 to Form S-1 Registration Statement filed with the SEC on 4/15/1998.)

4.3	Copy of Endorsement No. 33007 filed as Exhibit 4.13 to Post-Effective Amendment No. 12 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 26, 1999, is incorporated herein by reference. (See Exhibit 4.13 to Form S-1 Registration Statement filed with the SEC on 4/26/1999.)

4.4	Form of Traditional IRA or SEP-IRA Annuity Endorsement (form 131061) filed as Exhibit 4.14 to Post-Effective Amendment No. 17 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 23, 2003, is incorporated herein by reference.

4.5	Form of Roth IRA Annuity Endorsement (form 131062) filed as Exhibit 4.15 to Post-Effective Amendment No. 17 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 23, 2003, is incorporated herein by reference.

4.6	Form of Simple IRA Annuity Endorsement (form 131063) filed as Exhibit 4.13 to Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 for RiverSource Variable Account 10, File No. 333-79311, on April 28, 2003, is incorporated by reference.

5.	Opinion of Counsel regarding legality of Contracts is filed electronically as Exhibit 5. to Pre-Effective Amendment No. 1 to registration Statement No. 333-265678 is incorporated by reference.

23.*	Consent of Independent Registered Public Accounting Firm is filed electronically herewith.

24.1	Power of Attorney to sign this Registration Statement, dated Jan. 11, 2022, filed electronically as Exhibit 24.1 to Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, File No.333-265678 is incorporated by reference.

24.2	Power of Attorney for Gumer C. Alvero and Brian E. Hartert to sign Amendment to this Registration Statement, dated March 18, 2022 filed electronically as Exhibit 24.2 to Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, File No.333-265678 is incorporated by reference.

Ex-107	Filing Fees Table filed electronically as Exhibit 107 to Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, File No.333-265678 is incorporated by reference.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, RiverSource Life Insurance Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, and State of Minnesota on the 20th day of September, 2022.

RiverSource Life Insurance Company

(Registrant)

By:	/s/ Gumer C. Alvero**
Gumer C. Alvero Chairman of the Board and President

As required by the Securities Act of 1933, Amendment to this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of September, 2022.

Signature	Title
/s/ Gumer C. Alvero**	Chairman of the Board and President (Chief Executive Officer)
Gumer C. Alvero

/s/ Michael J. Pelzel*	Senior Vice President – Corporate Tax
Michael J. Pelzel

/s/ Stephen P. Blaske*	Director, Senior Vice President and Chief Actuary
Stephen P. Blaske

/s/ Shweta Jhanji*	Senior Vice President and Treasurer
Shweta Jhanji

/s/ Brian E. Hartert**	Chief Financial Officer (Chief Financial Officer)
Brian E. Hartert

/s/ Jeninne C. McGee*	Director
Jeninne C. McGee

/s/ Gene R. Tannuzzo*	Director
Gene R. Tannuzzo

/s/ Gregg L. Ewing *	Vice President and Controller (Principal Accounting Officer)
Gregg L. Ewing

*

Signed pursuant Power of Attorney to sign Amendment to this Registration Statement, dated Jan. 11, 2022, filed electronically filed electronically as Exhibit 24.1 to Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, File No.333-265678 is incorporated by reference. herewith, by:

**

Signed pursuant Power of Attorney for Gumer C. Alvero and Brian E. Hartert to sign Amendment to this Registration Statement, dated March 18, 2022, filed electronically as Exhibit 24.2 to Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, File No.333-265678 is incorporated by reference. herewith, by:

/s/ Nicole D. Wood
Nicole D. Wood
Assistant General Counsel and Assistant Secretary